Exhibit 99.1

News Release

From:
GSI Commerce, Inc. 1075 First Avenue King of Prussia, PA19406 USA	For Immediate Release

Contacts:

Michael Conn	Greg Ryan
Senior Vice President	Director, Corporate Communications
tel: 610-491-7002	tel: 610-491-7294
fax: 610-491-7302	fax: 610-265-2866
e-mail: connm@gsicommerce.com	e-mail: ryang@gsicommerce.com

GSI Commerce Reports Fiscal 2004 Third Quarter Operating Results

Company Achieves Record Quarterly Net Revenues &
Continues to Reduce Net Loss

        KING OF PRUSSIA, Pa., Oct. 27, 2004 - GSI Commerce Inc. (Nasdaq: GSIC) today announced that for its third fiscal quarter ended Oct. 2, 2004, the company increased its net revenues 44 percent to $68.6 million and reported a net loss of $3.0 million, or $0.07 per share, decreasing the company’s net loss by $2.5 million or $0.07 per share compared to last year’s third fiscal quarter. For the same comparable periods, adjusted EBITDA, a non-GAAP financial measure, improved by approximately $1.9 million to a loss of $103,000, and net merchandise sales, also a non-GAAP financial measure, rose 90 percent to $100.2 million. Definitions of the non-GAAP financial measures, adjusted EBITDA and net merchandise sales, a discussion of why the company uses these measures and a reconciliation of these measures to the nearest GAAP measures appear later in this news release.

Net Revenues and Net Merchandise Sales

        Net revenues were $68.6 million for the third quarter of fiscal 2004, which was a 44 percent increase compared to net revenues of $47.5 million for the third quarter of fiscal 2003.

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        Net merchandise sales were $100.2 million for the third quarter of fiscal 2004, a 90 percent increase compared to net merchandise sales of $52.8 million for the third quarter of fiscal 2003. Net merchandise sales represent the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI Commerce platform, whether or not the company is the seller of the merchandise, or records the full amount of such sales on its financial statements.

Components of Net Revenues and Net Merchandise Sales

        Net revenues from product sales generated by the company’s sporting goods category were $30.7 million for the third quarter of fiscal 2004, which was a 23 percent increase compared to $25.0 million for the third quarter of fiscal 2003. Net merchandise sales from the sporting goods category increased 45 percent in the third quarter of fiscal 2004 to $36.1 million compared to $25.0 million in the third quarter of fiscal 2003.

        Net revenues from product sales generated by the company’s other merchandise categories were $25.2 million for the third quarter of fiscal 2004, which was a 44 percent increase compared to $17.5 million for the third quarter of fiscal 2003. Net merchandise sales from the company’s other merchandise categories increased 131 percent in the third quarter of fiscal 2004 to $64.1 million from $27.8 million in the third quarter of fiscal 2003.

        Service fee revenues increased 156 percent to $12.7 million in the third quarter of fiscal 2004 compared to $5.0 million in the third quarter of fiscal 2003.

Net Loss, EPS and Adjusted EBITDA

        The company had a net loss of $3.0 million for the third quarter of fiscal 2004, which was an improvement of approximately $2.5 million compared to the net loss of $5.5 million for the third quarter of fiscal 2003.

        The company showed a $0.07 per share improvement with a net loss per share of $0.07 for the third quarter of fiscal 2004 compared to a net loss per share of $0.14 for the third quarter of fiscal 2003.

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        The company showed a $1.9 million improvement in adjusted EBITDA, with an adjusted EBITDA loss of $103,000 in the third quarter of fiscal 2004 compared to an adjusted EBITDA loss of $2.0 million in the third quarter of fiscal 2003. Adjusted EBITDA represents earnings (or losses) before interest income/expense, taxes, depreciation, amortization, and stock-based compensation.

Gross Profit and Operating Expenses

        The company’s gross profit improved 58 percent to $26.4 million in the third quarter of fiscal 2004 compared to a gross profit of $16.7 million in the third quarter of fiscal 2003. Gross margin improved to 38.5 percent for the third quarter of fiscal 2004 from 35.2 percent in the third quarter of fiscal 2003, an increase of 330 basis points.

        Total operating expenses were $29.6 million for the third quarter of fiscal 2004, an increase of 32 percent compared to $22.5 million for the third quarter of fiscal 2003. Total operating expenses, as a percentage of net revenues, decreased to 43 percent in the third quarter of fiscal 2004 compared to 47 percent in the third quarter of fiscal 2003.

        Total operating expenses of $29.6 million, as a percentage of net merchandise sales of $100.2 million, were 30 percent in the third quarter of fiscal 2004. This compared to total operating expenses of $22.5 million in the third quarter of fiscal 2003, which as a percentage of net merchandise sales of $52.8 million, was 43 percent.

Balance Sheet

        The company’s cash, cash equivalents, short-term investments and marketable securities at the end of fiscal 2004‘s third quarter were $45.5 million compared to $69.5 million at fiscal 2003 year-end, a decrease of $24.0 million, which was primarily attributable to the expected seasonality of working capital. Cash, cash equivalents, short-term investments and marketable securities at the end of fiscal 2004‘s third quarter decreased $1.0 million compared to the $46.5 million at the end of fiscal 2003‘s third quarter.

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        The company’s inventory at the end of fiscal 2004‘s third quarter was $27.3 million compared to $22.9 million at fiscal 2003 year-end, an increase of $4.4 million. Comparing inventory at the end of fiscal 2004‘s third quarter to the end of fiscal 2003‘s third quarter, inventory increased $4.9 million to $27.3 million from $22.4 million.

Key Events Since July 28, 2004

•	Wilsons Leather, kate spade of New York and Burberry successfully launched their e-commerce stores at www.wilsonsleather.com, www.katespade.com and www.burberryusaonline.com respectively, on GSI Commerce’s e-commerce platform.
•	GSI Commerce announced an agreement with the Customer Direct business of Sears, Roebuck and Co. to supplement and enhance the variety of sporting goods products sold through the retailer’s website, www.sears.com. The agreement was implemented during the fiscal third quarter of 2004.
•	GSI Commerce signed two new partner agreements - one with a company in the media and entertainment category and one in the sporting goods category. The company expects to launch the media and entertainment partner’s online store on GSI Commerce’s e-commerce platform during the fourth quarter and the sporting goods partner during the first half of 2005.
•	GSI Commerce amended its agreement with Kmart following which GSI Commerce will only provide sporting goods merchandise to Kmart on a business-to-business basis.
•	The company was honored by CIO Magazine with a CIO 100 Award for operational and strategic excellence in information technology.
•	The company was named as the 61st fastest growing technology company among all North American companies that qualified for Deloitte & Touche’s prestigious Technology Fast 500 awards designation this year.

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Management’s Commentary

        “GSI Commerce had an excellent third quarter, with both net revenues and net income exceeding our guidance. Since our last earnings release, we have launched three new partners and a business-to-business deal with Sears, signed two new partners and continued to meaningfully enhance our overall platform. We believe that the transition of Kmart to a business-to-business relationship is a better long-term model for both of our companies based on our respective strategies, although in the near-term it will mean our expectations for fourth quarter metrics will be modestly less than previously guided. I am excited that we remain on track to achieve our full-year guidance, including our first full year of net profitability, while we continue to make key investments to support our long-term opportunity. I am optimistic about our prospects for 2005 and beyond based on our year-to-date momentum in top-line growth, new partner signings, bottom-line improvement, platform enhancements and the strength of our business development pipeline,” said Michael Rubin, chairman and CEO of GSI Commerce.

Fiscal 2004 Fourth Quarter and Annual Financial Guidance

        The following forward-looking statements reflect GSI Commerce’s expectations as of Oct. 27. GSI Commerce provides guidance for its business based only on signed agreements. Given the potential changes in general economic conditions and consumer spending, the emerging nature of e-commerce, and various other risk factors discussed below, actual results may differ materially.

The company provides the following guidance for the fiscal 2004 fourth quarter:

•	Net revenues are expected to be in the range of $110.5 million to $128.5 million.
•	Net merchandise sales are expected to be in the range of $169 million to $187 million.
•	Net income is expected to be in the range of $10.5 million to $12 million.
•	Adjusted EBITDA is expected to be in the range of $15 million to $17 million.

The company provides the following guidance for fiscal 2004:

•	Net revenues are expected to be in the range of $310 million to $328 million.
•	Net merchandise sales are expected to be in the range of $445 million to $463 million.
•	Net income is expected to be in the range of $0 to $2.0 million.

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•	Adjusted EBITDA is expected to be in the range of $13.5 million to $15 million

Non-GAAP Financial Measures

        This press release contains adjusted EBITDA, net merchandise sales and certain ratios that use net merchandise sales. GSI Commerce uses adjusted EBITDA as a means to evaluate its performance period to period without taking into account certain expenses, particularly stock-based compensation expense, which may fluctuate materially due to fluctuations in the price of GSI Commerce’s common stock both on a quarterly and annual basis, and does not consistently reflect GSI Commerce’s results from its core business activities. GSI Commerce also uses net merchandise sales as a metric for operating its business. Variable costs such as fulfillment and customer service labor expense, order processing costs such as credit card and bank processing fees and business management costs such as marketing department staffing levels are related to the amount of sales made through GSI Commerce’s platform, whether or not GSI Commerce records the revenue from such sales. GSI Commerce believes that investors will have a more thorough understanding of its historical expenses and expense trends if they have visibility to both GAAP net revenue as well as the non-GAAP financial measure net merchandise sales and the percentages that such expenses bear to net revenues and net merchandise sales. These financial measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures included in this press release have been reconciled to the nearest GAAP measures as required under Securities and Exchange Commission rules.

Third Quarter Conference Call

        GSI Commerce has scheduled a conference call on Oct. 27, at 4:45 p.m. EDT to discuss the company’s fiscal 2004 third quarter results and expectations for future performance. For access to the conference call, please call the toll-free conference number, 1-800-901-5226, by 4:30 p.m. EDT on Oct. 27. The conference passcode is “35546549.” Alternatively, to listen to the call live on the Web, go to the GSI Commerce Web site, www.gsicommerce.com, and click on the link provided on the home page. Please do this at least 15 minutes prior to the call (4:30 p.m. EDT) to register, download and install any necessary audio software. For those who cannot listen to

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the Web broadcast, a telephone replay of the conference call will be available one hour after the completion of the call and remain available through Nov. 29. Access to the recorded call can be made by calling toll-free, 1-888-286-8010. The replay passcode is “34179908.” Additionally, the conference call will be broadcast live on the Web through CCBN StreetEvents (www.streetevents.com).

About GSI Commerce

        GSI Commerce provides an e-commerce solution enabling retailers, branded manufacturers, entertainment companies and professional sports organizations to operate e-commerce businesses. The company’s e-commerce solution includes Web site design and development, e-commerce technology, managed hosting, order fulfillment, customer service, merchandising and order management, online merchandising, customer relationship management, content development and online marketing. The company operates either all or a portion of the e-commerce businesses for approximately 45 partners.

Forward-Looking Statements

        All statements made in this release and to be made in GSI Commerce’s fiscal 2004 third quarter conference call, including those in the tape recording, live audio and live Webcast of the call, other than statements of historical fact, are or will be forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” “prospects,” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of GSI Commerce and the industries and markets in which GSI Commerce operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect GSI Commerce’s business, financial condition and operating results include the effects of changes in the economy, consumer spending, the financial markets and the industries in which GSI Commerce and its partners operate, changes affecting the Internet and e-commerce, the ability of GSI Commerce to develop and maintain relationships

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with strategic partners and suppliers and the timing of its establishment or extension of its relationships with strategic partners, the ability of GSI Commerce to timely and successfully develop, maintain and protect its technology and product and service offerings and execute operationally, the ability of GSI Commerce to attract and retain qualified personnel, the ability of GSI Commerce to successfully integrate its acquisitions of other businesses, if any, and the performance of acquired businesses. More information about potential factors that could affect GSI Commerce can be found in its most recent Form 10-K, Form 10-Q and other reports and statements filed by GSI Commerce with the SEC. GSI Commerce expressly disclaims any intent or obligation to update these forward-looking statements, except as otherwise specifically stated by GSI Commerce.

GSI COMMERCE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share date)
(Unaudited)

	January 3, 2004	October 2, 2004

ASSETS
Current assets:
Cash and cash equivalents	$ 57,558	$ 28,732
Marketable securities	11,912	16,748
Accounts receivable, net of allowance of $709 and $714, respectively	4,898	9,482
Inventory	22,910	27,304
Current portion - notes receivable	1,377	-
Prepaid expenses and other current assets	1,848	1,980

Total current assets	100,503	84,246

Property and equipment, net	44,840	66,495
Goodwill, net	13,453	13,453
Notes receivable	2,356	-
Other equity investments	2,159	2,847
Other assets, net of accumulated amortization of $2,644 and $3,734, respectively	12,272	11,385

Total assets	$ 175,583	$ 178,426

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$ 27,677	$ 27,568
Accrued expenses and other	22,538	23,161
Deferred revenue	14,998	10,958
Current portion - long-term debt and other	-	995

Total current liabilities	65,213	62,682

Long-term debt and other	-	13,590
Mandatorily redeemable preferred stock, Series A, $0.01 par value, 10,000 shares authorized; 0 shares issued and outstanding as of January 3, 2004 and October 2,
2004, respectively	-	-

Total liabilities	65,213	76,272
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 4,990,000 shares authorized; 0 shares issued and
outstanding as of January 3, 2004 and October 2, 2004, respectively	-	-
Common stock, $0.01 par value, 90,000,000 shares authorized; 40,781,036 and
41,194,664 shares issued as of January 3, 2004 and October 2, 2004, respectively;
40,779,826 and 41,193,454 shares outstanding as of January 3, 2004 and
October 2, 2004, respectively	408	412
Additional paid in capital	287,571	289,644
Accumulated other comprehensive loss	-	(72)
Accumulated deficit	(177,609)	(187,830)

	110,370	102,154

Less: Treasury stock, at par	-	-

Total stockholders’ equity	110,370	102,154

Total liabilities and stockholders’ equity	$ 175,583	$ 178,426

GSI COMMERCE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2003	October 2, 2004	September 27, 2003	October 2, 2004

Revenues:
Net revenues from product sales	$ 42,521	$ 55,873	$ 132,416	$ 165,882
Service fee revenues	4,962	12,715	14,294	33,663

Net revenues	47,483	68,588	146,710	199,545
Cost of revenues from product sales	30,778	42,171	95,938	123,243

Gross profit	16,705	26,417	50,772	76,302

Operating expenses:
Sales and marketing, exclusive of $419, $388, $927
and $1,077 reported below as stock-based
compensation, respectively	12,107	16,818	36,326	51,054
Product development, exclusive of $38, $1, $38
and $3 reported below as stock-based
compensation, respectively	3,542	5,137	10,659	14,118
General and administrative, exclusive of $171, $1,
$355 and $90 reported below as stock-based
compensation, respectively	3,078	4,499	9,616	12,794
Restructuring costs related to Ashford.com	19	-	19	-
Stock-based compensation	628	390	1,320	1,170
Depreciation and amortization	3,119	2,733	8,551	7,978

Total operating expenses	22,493	29,577	66,491	87,114

Other (income) expense:
Other expense	-	66	-	66
Interest expense	-	244	-	298
Interest income	(243)	(423)	(914)	(955)

Total other (income) expense	(243)	(113)	(914)	(591)

Net loss	$ (5,545)	$ (3,047)	$ (14,805)	$ (10,221)

Losses per share - basic and diluted:
Net loss	$ (0.14)	$ (0.07)	$ (0.38)	$ (0.25)

Weighted average shares outstanding:
basic and diluted	40,109	41,081	39,243	40,980

GSI COMMERCE, INC. AND SUBSIDIARIES
ADJUSTED EBITDA AND RECONCILIATION TO GAAP RESULTS
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 27, 2003	October 2, 2004	September 27, 2003	October 2, 2004

Adjusted EBITDA:
Net loss excluding interest income and expense,
taxes and charges for stock-based compensation
and depreciation and amortization	$ (2,041)	$ (103)	$ (5,848)	$ (1,730)

Reconciliation of Adjusted EBITDA to GAAP results:
Adjusted EBITDA	$ (2,041)	$ (103)	$ (5,848)	$ (1,730)

Interest expense	-	244	-	298
Interest income	(243)	(423)	(914)	(955)
Taxes	-	-	-	-
Stock-based compensation	628	390	1,320	1,170
Depreciation and amortization	3,119	2,733	8,551	7,978

Net loss	$ (5,545)	$ (3,047)	$ (14,805)	$ (10,221)

GSI COMMERCE, INC. AND SUBSIDIARIES
NET MERCHANDISE SALES (1) AND RECONCILIATION TO GAAP RESULTS
(Dollars in thousands)
(Unaudited)

	Three Months Ended		Variance
	September 27, 2003	October 2, 2004	Amount	%

Net merchandise sales (1) - (a non-GAAP financial measure):
Category:
Sporting goods	$ 24,991	$ 36,149	$ 11,158	45%
Other (2)	27,770	64,084	36,314	131%
Total net merchandise sales (1) - (a non-GAAP
financial measure)	$ 52,761	$ 100,233	$ 47,472	90%

Net revenues - (GAAP basis):
Net revenues from product sales:
Category:
Sporting goods	$ 24,987	$ 30,683	$ 5,696	23%
Other (2)	17,534	25,190	7,656	44%

Total net revenues from product sales	42,521	55,873	13,352	31%

Service fee revenues	4,962	12,715	7,753	156%

Total net revenues - (GAAP basis)	$ 47,483	$ 68,588	$ 21,105	44%

Reconciliation of net merchandise sales (1) to net revenues:
Net merchandise sales (1) - (a non-GAAP financial measure):
Category:
Sporting goods	$ 24,991	$ 36,149	$ 11,158	45%
Other (2)	27,770	64,084	36,314	131%
Total net merchandise sales (1) - (a non-GAAP
financial measure)	52,761	100,233	47,472	90%
Less:
Sales by partners (3):
Category:
Sporting goods	(4)	(5,466)	(5,462)	136550%
Other	(10,236)	(38,894)	(28,658)	280%

Total sales by partners (3)	(10,240)	(44,360)	(34,120)	333%
Add:
Service fee revenues	4,962	12,715	7,753	156%

Net revenues - (GAAP basis)	$ 47,483	$ 68,588	$ 21,105	44%

(1)	Net merchandise sales represents the retail value of all sales transactions, inclusive of freight charges and net of allowances for returns and discounts, which flow through the GSI Commerce platform, whether or not GSI Commerce is the seller of the merchandise or records the full amount of such sales on its financial statements.

(2)	The “Other” categories of both net merchandise sales and net revenues from product sales include $91,000 and $1,000 for the three-month periods ended September 27, 2003 and October 2, 2004, respectively, related to Ashford.com.

(3)	Represents the retail value of all product sales through the GSI Commerce platform where the inventory is owned by the partner and the partner is the seller of the merchandise. GSI Commerce records service fee revenues on these sales.

GSI COMMERCE, INC. AND SUBSIDIARIES
NET MERCHANDISE SALES (1) AND RECONCILIATION TO GAAP RESULTS
(Dollars in thousands)
(Unaudited)

	Nine Months Ended		Variance
	September 27, 2003	October 2, 2004	Amount	%
Net merchandise sales (1) - (a non-GAAP financial measure):
Category:
Sporting goods	$ 76,409	$109,147	$ 32,738	43%
Other (2)	85,363	166,554	81,191	95%

Total net merchandise sales (1) - (a non-GAAP financial measure)	$161,772	$275,701	$113,929	70%

Net revenues - (GAAP basis):
Net revenues from product sales:
Category:
Sporting goods	$ 76,405	$ 97,807	$ 21,402	28%
Other (2)	56,011	68,075	12,064	22%

Total net revenues from product sales	132,416	165,882	33,466	25%

Service fee revenues	14,294	33,663	19,369	136%

Total net revenues - (GAAP basis)	$146,710	$199,545	$ 52,835	36%

Reconciliation of net merchandise sales (1) to net revenues:
Net merchandise sales (1) - (a non-GAAP financial measure):
Category:
Sporting goods	$ 76,409	$109,147	$ 32,738	43%
Other (2)	85,363	166,554	81,191	95%

Total net merchandise sales (1) - (a non-GAAP financial measure)	161,772	275,701	113,929	70%
Less:
Sales by partners (3):
Category:
Sporting goods	(4)	(11,340)	(11,336)	283400%
Other	(29,352)	(98,479)	(69,127)	236%

Total sales by partners (3)	(29,356)	(109,819)	(80,463)	274%
Add:
Service fee revenues	14,294	33,663	19,369	136%

Net revenues - (GAAP basis)	$146,710	$199,545	$ 52,835	36%